Exhibit 99.1

Kelly Reports
Fourth-Quarter and Full-Year 2024 Earnings

TROY, Mich. (February 13, 2025) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced fourth-quarter and full-year 2024 earnings.

•Q4 revenue of $1.2 billion, down 3.3% year-over-year reflecting the previously disclosed dispositions and acquisitions, and up 4.4% on an organic basis. Full-year revenue of $4.3 billion, down 10.4% as reported and up 0.5% on an organic basis.
•Q4 operating loss of $56.7 million on $80.8 million non-cash impairment charges; $29.2 million of operating income on an adjusted basis, up 32% versus the prior year period
•Q4 adjusted EBITDA of $43.5 million, up 34% versus the prior year; adjusted EBITDA margin increased 110 basis points versus the prior year period to 3.7%
•Full-year operating loss of $15.1 million resulting from non-cash impairment charges; adjusted operating income of $92.1 million; adjusted EBITDA of $143.5 million, up 31% versus the prior year, and adjusted EBITDA margin of 3.3%, an increase of 100 basis points versus the prior year
•Company expects to deliver incremental organic revenue growth and adjusted EBITDA margin expansion during fiscal 2025
•Announces planned retirement of president and chief executive officer Peter Quigley by the end of 2025

“We are pleased with our results in the fourth quarter, during which we drove organic revenue growth that outpaced the market and increased adjusted EBITDA by 34 percent. Our positive performance bookended a year of significant strategic progress on our specialty growth journey as we continued to shift toward higher margin, higher growth markets and solutions,” said Peter Quigley, president and chief executive officer. “In 2024, we delivered 100 basis points of net margin expansion, unlocked more than $100 million in capital by further streamlining our operating model, and redeployed that capital toward our transformational acquisition of Motion Recruitment Partners. We enter 2025 a more efficient and focused company well positioned to capitalize as demand improves and deliver top- and bottom-line growth.”

Financial Results for the thirteen-week period ended December 29, 2024:

•Revenue of $1.2 billion, a 3.3% decrease compared to the corresponding quarter of 2023 resulting primarily from the sale of the Company’s European staffing operations on January 2, 2024, partially offset by the May 2024 acquisition of Motions Recruitment Partners (“MRP”). Excluding the European staffing operations and MRP, revenue was up 4.4% on an organic basis as organic growth initiatives drove market share gains despite broader industry declines. MRP revenue added 9.8% to reported fourth-quarter year-over-year revenue growth.

•Operating loss of $56.7 million, reflecting $80.8 million in non-cash impairment charges compared to earnings of $7.3 million reported in the fourth quarter of 2023. Adjusted earnings1 were $29.2 million in the fourth quarter of 2024 and $22.1 million in the fourth quarter of 2023. Adjusted EBITDA1 of $43.5 million, an increase of 34% versus the prior year period. Adjusted EBITDA margin of 3.7%, an increase of 110 basis points. Reflects organic improvement of 50 basis points and a 60 basis point impact from the European staffing operations sale.

•Loss per share was $0.90 compared to earnings per share of $0.31 in the fourth quarter of 2023. On an adjusted basis1, earnings per share were $0.82 in the fourth quarter of 2024 compared to $0.93 per share in the corresponding quarter of 2023.

Financial results for the 52-week period ended December 29, 2024:

•Revenue of $4.3 billion, a decrease of 10.4% compared to the prior year resulting primarily from the sale of the European staffing operations partially offset by the acquisition of MRP. Excluding the impact of the European staffing operations sale and MRP, revenue was up 0.5% on an organic basis. MRP added 5.9% to reported year-over-year revenue growth.

•Operating loss of $15.1 million, reflecting $86.3 million of non-cash impairment charges compared to earnings of $24.3 million reported in 2023. Adjusted earnings1 were $92.1 million in 2024 and $69.1 million in 2023. Adjusted EBITDA of $143.5 million, an increase of 31% versus the prior year. Adjusted EBITDA1 margin of 3.3%, an increase of 100 basis points. Reflects organic improvement of 50 basis points, a 40 basis point impact from the European staffing sale and 10 basis point improvement from the acquisition of MRP.

•Loss per share was $0.02 compared to earnings per share of $0.98 in 2023. On an adjusted basis1, earnings per share were $2.34 in 2024 compared to $2.20 per share in 2023.

1 Adjusted measures represent non-GAAP financial measures. Refer to our reconciliation of non-GAAP financial measures to the most closely related GAAP measure included in this document.

Financial Outlook*:

First Half 2025:
•Revenue – total Company first half revenue up approximately 10% due to the benefit of the MRP acquisition, up modestly on an organic basis
◦Total Company revenue growth will be slightly higher in Q1 than in Q2 given the May 31, 2024 MRP transaction closing date
•GP rate – total Company rate up approximately 80 basis points reflecting the benefit of the MRP acquisition; organic GP rate roughly flat
•Adjusted SG&A – increase modestly on a quarterly run rate basis relative to Q4 2024, includes impact of payroll tax and performance-based incentive resets
◦Total D&A of approximately $13.5 million per quarter expected
•Adjusted EBITDA margin – up 10 basis points to approximately 3.6%
•Tax rate – effective rate in the high teens

*Assumes relatively consistent staffing market conditions in the first half of the year

Planned Retirement of President and Chief Executive Officer Peter Quigley:

Kelly also announced that Peter Quigley has informed Kelly’s board of directors of his intention to retire from his role as president and chief executive officer by the end of 2025. Quigley intends to serve in his current role until his successor is appointed and an orderly transition is completed. The compensation and talent management committee of the board, which is responsible for executive development and succession, has initiated a process to identify Quigley’s successor and engaged a nationally recognized search firm. The board will consider internal and external candidates with the skills and experience to continue accelerating the Company’s progress on its specialty growth journey.

The anticipated retirement of Quigley, who will turn 64 in April, follows a successful career that includes 22 years with Kelly. Prior to being named president and chief executive officer in 2019, he served as an officer in key roles including general counsel and chief administrative officer, and president of global staffing. Quigley’s leadership and passion for serving customers and talent have been instrumental to Kelly’s transformation into a leading global specialty talent solutions provider.

Quarterly Cash Dividend and Share Repurchase:

Kelly also reported that on February 11, its board of directors declared a dividend of $0.075 per share. The dividend is payable on March 12, 2025, to stockholders of record as of the close of business on February 26, 2025. In addition, Kelly executed share repurchases of $10.0 million during the fourth quarter of 2024 as part of the previously announced, board approved share repurchase program.

In conjunction with its earnings release, Kelly has published a financial presentation and will host a live webcast of a conference call with financial analysts at 9 a.m. ET on February 13 to review the results from the quarter and answer questions.

The presentation and a link to the live webcast will be accessible through the Company’s public website on the Investor Relations page under Events & Presentations. The webcast will be recorded, and a replay will be available within one hour of completion of the event through the same link as the live webcast.

Forward-Looking Statements

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 400,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2024 was $4.3 billion. Learn more at kellyservices.com.

KLYA-FIN

# # #

ANALYST & MEDIA CONTACT:
Scott Thomas
(248) 251-7264
scott.thomas@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED DECEMBER 29, 2024 AND DECEMBER 31, 2023
(UNAUDITED)
(In millions of dollars except per share data)
					%		CC %
	2024	2023	Change		Change		Change

Revenue from services	$1,191.1	$1,232.2	$(41.1)		(3.3)%		(3.1)%

Cost of services	949.6	994.0	(44.4)		(4.5)

Gross profit	241.5	238.2	3.3		1.4		1.6

Selling, general and administrative expenses	217.4	230.9	(13.5)		(5.9)		(5.7)

Asset impairment charge	8.0	—	8.0		NM

Goodwill impairment charge	72.8	—	72.8		NM

Earnings (loss) from operations	(56.7)	7.3	(64.0)		NM

Other income (expense), net	1.1	(2.4)	3.5		NM

Earnings (loss) before taxes	(55.6)	4.9	(60.5)		NM

Income tax benefit	(23.8)	(6.5)	(17.3)		(263.4)

Net earnings (loss)	$(31.8)	$11.4	$(43.2)		NM	%

Basic earnings (loss) per share	$(0.90)	$0.32	$(1.22)		NM	%
Diluted earnings (loss) per share	$(0.90)	$0.31	$(1.21)		NM	%

STATISTICS:

Permanent placement income (included in revenue from services)	$13.3	$11.7	$1.6		13.3%		13.6%

Gross profit rate	20.3%	19.3%	1.0	pts.

Adjusted EBITDA	$43.5	$32.5	$11.0
Adjusted EBITDA margin	3.7%	2.6%	1.1	pts.

Effective income tax rate	42.7%	(134.3)%	177.0	pts.

Average number of shares outstanding (millions):
Basic	35.5	35.3
Diluted	35.5	35.7

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 52 WEEKS ENDED DECEMBER 29, 2024 AND DECEMBER 31, 2023
(UNAUDITED)
(In millions of dollars except per share data)
					%		CC %
	2024	2023	Change		Change		Change

Revenue from services	$4,331.8	$4,835.7	$(503.9)		(10.4)%		(10.3)%

Cost of services	3,449.2	3,874.3	(425.1)		(11.0)

Gross profit	882.6	961.4	(78.8)		(8.2)		(8.1)

Selling, general and administrative expenses	818.4	934.7	(116.3)		(12.4)		(12.4)

Asset impairment charge	13.5	2.4	11.1		451.8

Goodwill impairment charge	72.8	—	72.8		NM

Gain on sale of EMEA staffing operations	(1.6)	—	(1.6)		NM

Gain on sale of assets	(5.4)	—	(5.4)		NM

Earnings (loss) from operations	(15.1)	24.3	(39.4)		NM

Other income (expense), net	(6.8)	0.6	(7.4)		NM

Earnings (loss) before taxes	(21.9)	24.9	(46.8)		NM

Income tax benefit	(21.3)	(11.5)	(9.8)		(84.1)

Net earnings (loss)	$(0.6)	$36.4	$(37.0)		NM	%

Basic earnings (loss) per share	$(0.02)	$0.99	$(1.01)		NM	%
Diluted earnings (loss) per share	$(0.02)	$0.98	$(1.00)		NM	%

STATISTICS:

Permanent placement income (included in revenue from services)	$45.5	$59.5	$(14.0)		(23.6)%		(23.5)%

Gross profit rate	20.4%	19.9%	0.5	pts.

Adjusted EBITDA	$143.5	$109.4	$34.1
Adjusted EBITDA margin	3.3%	2.3%	1.0	pts.

Effective income tax rate	97.1%	(46.5)%	143.6	pts.

Average number of shares outstanding (millions):
Basic	35.5	35.9
Diluted	35.5	36.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)
We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.
	Fourth Quarter
	2024	2023	% Change		CC % Change
Professional & Industrial
Revenue from services	$384.2	$368.1	4.4%		5.2%
Gross profit	68.6	67.3	1.9		3.0
SG&A expenses excluding restructuring charges	57.0	59.6	(4.4)		(3.7)
Restructuring charges	(0.1)	(0.6)	(89.3)		(89.3)
Total SG&A expenses	56.9	59.0	(3.5)		(2.9)
Business unit profit (loss)	11.7	8.3	40.3
Business unit profit (loss) excluding restructuring and impairment	11.6	7.7	49.9

Gross profit rate	17.9%	18.3%	(0.4)	pts.

Science, Engineering & Technology
Revenue from services	$396.1	$287.3	37.9%		37.9%
Gross profit	94.8	64.6	47.0		46.9
SG&A expenses excluding restructuring charges	72.7	46.3	57.0		57.2
Restructuring charges	—	0.4	(99.7)		(99.7)
Total SG&A expenses	72.7	46.7	55.8		56.0
Goodwill impairment charge	72.8	—	NM
Business unit profit (loss)	(50.7)	17.9	NM
Business unit profit (loss) excluding restructuring and impairment	22.1	18.3	21.4

Gross profit rate	23.9%	22.5%	1.4	pts.

Education
Revenue from services	$289.2	$258.0	12.1%		12.1%
Gross profit	41.1	37.1	10.7		10.7
Total SG&A expenses	24.7	23.0	6.9		6.9
Business unit profit (loss)	16.4	14.1	17.0

Gross profit rate	14.2%	14.4%	(0.2)	pts.

Outsourcing & Consulting
Revenue from services	$122.3	$112.3	8.8%		8.6%
Gross profit	37.0	39.1	(5.4)		(5.6)
SG&A expenses excluding restructuring charges	34.9	37.8	(7.8)		(7.9)
Restructuring charges	(0.1)	0.7	(109.0)		(1.9)
Total SG&A expenses	34.8	38.5	(9.4)		(9.6)
Business unit profit (loss)	2.2	0.6	265.2
Business unit profit (loss) excluding restructuring and impairment	2.1	1.3	68.6

Gross profit rate	30.3%	34.8%	(4.5)	pts.

International
Revenue from services	$—	$207.4	(100.0)%		(100.0)%
Gross profit	—	30.1	(100.0)		(100.0)
SG&A expenses excluding restructuring charges	—	30.0	(100.0)		(100.0)
Restructuring charges	—	2.7	(100.0)		(100.0)
Total SG&A expenses	—	32.7	(100.0)		(100.0)
Business unit profit (loss)	—	(2.6)	(100.0)
Business unit profit (loss) excluding restructuring and impairment	—	0.1	(100.0)

Gross profit rate	—%	14.5%	(14.5)	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)
We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.
	December Year to Date
	2024	2023	% Change		CC % Change
Professional & Industrial
Revenue from services	$1,470.7	$1,539.5	(4.5)%		(4.2)%
Gross profit	261.3	277.1	(5.7)		(5.4)
SG&A expenses excluding restructuring charges	226.3	254.1	(10.9)		(10.7)
Restructuring charges	0.3	6.7	(95.7)		(95.7)
Total SG&A expenses	226.6	260.8	(13.1)		(12.9)
Asset impairment charge	—	0.3	(100.0)
Business unit profit (loss)	34.7	16.0	116.1
Business unit profit (loss) excluding restructuring and impairment	35.0	23.0	50.9

Gross profit rate	17.8%	18.0%	(0.2)	pts.

Science, Engineering & Technology
Revenue from services	$1,422.8	$1,190.8	19.5%		19.5%
Gross profit	335.6	272.0	23.4		23.3
SG&A expenses excluding restructuring charges	245.5	195.3	25.7		25.8
Restructuring charges	0.3	1.6	(78.0)		(78.0)
Total SG&A expenses	245.8	196.9	24.9		24.9
Goodwill impairment charge	72.8	—	NM
Asset impairment charge	—	0.1	(100.0)
Business unit profit (loss)	17.0	75.0	(77.4)
Business unit profit (loss) excluding restructuring and impairment	90.1	76.7	17.5

Gross profit rate	23.6%	22.8%	0.8	pts.

Education
Revenue from services	$972.3	$841.9	15.5%		15.5%
Gross profit	139.8	128.7	8.6		8.6
SG&A expenses excluding restructuring charges	95.9	91.4	4.8		4.8
Restructuring charges	—	1.0	(100.0)		(100.0)
Total SG&A expenses	95.9	92.4	3.7		3.7
Business unit profit (loss)	43.9	36.3	21.3
Business unit profit (loss) excluding restructuring and impairment	43.9	37.3	18.1

Gross profit rate	14.4%	15.3%	(0.9)	pts.

Outsourcing & Consulting
Revenue from services	$468.3	$454.7	3.0%		3.0%
Gross profit	145.9	163.5	(10.8)		(10.8)
SG&A expenses excluding restructuring charges	139.8	156.3	(10.5)		(10.7)
Restructuring charges	0.4	3.0	(85.5)		(85.5)
Total SG&A expenses	140.2	159.3	(11.9)		(12.1)
Asset impairment charge	—	2.0	(100.0)
Business unit profit (loss)	5.7	2.2	152.4
Business unit profit (loss) excluding restructuring and impairment	6.1	7.2	(16.0)

Gross profit rate	31.2%	36.0%	(4.8)	pts.

International
Revenue from services	$—	$812.1	(100.0)%		(100.0)%
Gross profit	—	120.1	(100.0)		(100.0)
SG&A expenses excluding restructuring charges	—	118.7	(100.0)		(100.0)
Restructuring charges	—	3.3	(100.0)		(100.0)
Total SG&A expenses	—	122.0	(100.0)		(100.0)
Business unit profit (loss)	—	(1.9)	(100.0)
Business unit profit (loss) excluding restructuring and impairment	—	1.4	(100.0)

Gross profit rate	—%	14.8%	(14.8)	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)
	Dec. 29, 2024	Dec. 31, 2023
Current Assets
Cash and equivalents	$39.0	$125.8
Trade accounts receivable, less allowances of $8.4 for both years	1,255.5	1,160.6
Prepaid expenses and other current assets	71.0	48.9
Assets held for sale	—	291.3
Total current assets	1,365.5	1,626.6

Noncurrent Assets
Property and equipment, net	25.8	24.6
Operating lease right-of-use assets	47.0	47.1
Deferred taxes	330.1	321.1
Goodwill, net	304.2	151.1
Intangibles, net	256.3	137.7
Retirement plan assets	258.1	230.3
Other assets	45.3	43.1
Total noncurrent assets	1,266.8	955.0

Total Assets	$2,632.3	$2,581.6

Current Liabilities
Accounts payable and accrued liabilities	$613.8	$646.1
Operating lease liabilities	12.3	8.4
Accrued payroll and related taxes	163.9	156.2
Accrued workers' compensation and other claims	19.0	22.1
Income and other taxes	17.5	17.2
Liabilities held for sale	—	169.9
Total current liabilities	826.5	1,019.9

Noncurrent Liabilities
Long-term debt	239.4	—
Operating lease liabilities	50.9	42.9
Accrued workers' compensation and other claims	33.8	40.9
Accrued retirement benefits	239.9	217.4
Other long-term liabilities	7.2	6.8
Total noncurrent liabilities	571.2	308.0

Stockholders' Equity
Common stock	38.5	38.5
Treasury stock	(61.4)	(57.3)
Paid-in capital	34.2	30.6
Earnings invested in the business	1,230.2	1,241.7
Accumulated other comprehensive income (loss)	(6.9)	0.2

Total stockholders' equity	1,234.6	1,253.7

Total Liabilities and Stockholders' Equity	$2,632.3	$2,581.6

Statistics:
Working Capital	$539.0	$606.7
Current Ratio	1.7	1.6
Debt-to-capital %	16.2%	0.0%
Global Days Sales Outstanding	59	59
Year-to-Date Free Cash Flow	$15.8	$61.4

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 52 WEEKS ENDED DECEMBER 29, 2024 AND DECEMBER 31, 2023
(UNAUDITED)
(In millions of dollars)
	2024	2023
Cash flows from operating activities:
Net earnings (loss)	$(0.6)	$36.4
Adjustments to reconcile net earnings to net cash from operating activities:
Asset impairment charge	13.5	2.4
Goodwill impairment charge	72.8	—
Deferred income taxes	(27.8)	(24.9)
Depreciation and amortization	40.2	33.9
Operating lease asset amortization	10.7	16.2
Provision for credit losses and sales allowances	(0.1)	1.6
Stock-based compensation	11.8	9.7
Gain on sale of equity securities	(0.6)	(2.0)
(Gain) loss on forward contract	(1.2)	3.6
Gain on sale of EMEA staffing operations	(1.6)	—
Gain on sale of assets	(5.4)	—
Other, net	(7.6)	1.8
Changes in operating assets and liabilities, net of acquisitions	(77.2)	(2.0)
Net cash from operating activities	26.9	76.7

Cash flows from investing activities:
Capital expenditures	(11.1)	(15.3)
Proceeds from sale of EMEA staffing operations, net of cash disposed	77.1	—
Proceeds from sale of assets	4.3	—
Acquisition of companies, net of cash received	(431.9)	—
Other investing activities	—	1.2
Net cash used in investing activities	(361.6)	(14.1)

Cash flows from financing activities:
Net change in short-term borrowings	—	(0.7)
Proceeds from long-term debt	1,340.2	—
Payments on long-term debt	(1,100.8)	—
Financing lease payments	—	(1.2)
Dividend payments	(10.9)	(11.0)
Payments of tax withholding for stock awards	(2.5)	(1.8)
Buyback of common shares	—	—
Purchase of treasury stock	(10.0)	(42.2)
Contingent consideration payments	—	(2.5)
Other financing activities	(1.2)	(0.2)
Net cash from (used in) financing activities	214.8	(59.6)

Effect of exchange rates on cash, cash equivalents and restricted cash	(2.1)	2.2

Net change in cash, cash equivalents and restricted cash	(122.0)	5.2
Cash, cash equivalents and restricted cash at beginning of year	167.6	162.4

Cash, cash equivalents and restricted cash at end of year	$45.6	$167.6

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter

			%	CC %
	2024	2023	Change	Change

Americas
United States	$1,075.5	$908.7	18.4%	18.4%
Canada	47.5	47.6	(0.4)	2.1
Puerto Rico	28.3	25.9	9.3	9.3
Mexico	13.7	20.6	(33.6)	(23.7)
Total Americas Region	1,165.0	1,002.8	16.2	16.5

Europe
Switzerland	1.1	58.3	(98.0)	(98.0)
France	0.3	49.4	(99.5)	(99.5)
Portugal	—	47.1	(100.0)	(100.0)
Italy	—	14.4	(100.0)	(100.0)
Other	8.8	49.4	(82.2)	(82.5)
Total Europe Region	10.2	218.6	(95.3)	(95.4)

Total Asia-Pacific Region	15.9	10.8	47.7	44.4

Total Kelly Services, Inc.	$1,191.1	$1,232.2	(3.3)%	(3.1)%

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	December Year to Date

			%	CC %
	2024	2023	Change	Change

Americas
United States	$3,876.9	$3,555.8	9.0%	9.0%
Canada	188.6	189.8	(0.7)	0.8
Puerto Rico	108.0	107.0	0.9	0.9
Mexico	60.7	75.7	(19.8)	(18.0)
Total Americas Region	4,234.2	3,928.3	7.8	7.9

Europe
Switzerland	4.0	224.2	(98.2)	(98.2)
France	0.4	194.4	(99.8)	(99.8)
Portugal	—	189.4	(100.0)	(100.0)
Italy	—	63.9	(100.0)	(100.0)
Other	37.5	191.8	(80.5)	(80.8)
Total Europe Region	41.9	863.7	(95.1)	(95.2)

Total Asia-Pacific Region	55.7	43.7	27.6	27.8

Total Kelly Services, Inc.	$4,331.8	$4,835.7	(10.4)%	(10.3)%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FOURTH QUARTER
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter		December Year to Date
SG&A Expenses:	2024	2023	2024	2023
As reported	$217.4	$230.9	$818.4	$934.7
Transaction adjustments (costs)(6)	0.8	(6.9)	(9.5)	(6.9)
Restructuring(7)	0.3	(7.9)	(6.1)	(35.5)
Integration costs(3)	(3.9)	—	(10.0)	—
Executive transition costs(4)	(2.3)	—	(2.3)	—
Adjusted SG&A expenses	$212.3	$216.1	$790.5	$892.3

	Fourth Quarter		December Year to Date
Earnings from Operations:	2024	2023	2024	2023
As reported	$(56.7)	$7.3	$(15.1)	$24.3
Goodwill impairment charge(1)	72.8	—	72.8	—
Asset impairment charge(2)	8.0	—	13.5	2.4
Integration costs(3)	3.9	—	10.0	—
Executive transition costs(4)	2.3	—	2.3	—
Transaction (adjustments) costs(6)	(0.8)	6.9	9.5	6.9
Restructuring(7)	(0.3)	7.9	6.1	35.5
Gain on sale of assets(8)	—	—	(5.4)	—
Gain on sale of EMEA staffing operations(10)	—	—	(1.6)	—
Adjusted earnings from operations	$29.2	$22.1	$92.1	$69.1

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	Fourth Quarter		December Year to Date
	2024	2023	2024	2023
Income tax expense (benefit)	$(23.8)	$(6.5)	$(21.3)	$(11.5)
Taxes on goodwill impairment charge(1)	18.4	—	18.4	—
Taxes on asset impairment charge(2)	2.0	—	3.4	0.6
Taxes on integration costs(3)	1.0	—	2.6	—
Taxes on executive transition costs(4)	0.6	—	0.6	—
Taxes on gain on equity securities(5)	(0.8)	—	(0.8)	—
Taxes on transaction costs(6)	0.6	0.5	3.7	0.5
Taxes on restructuring(7)	(0.1)	2.0	1.5	8.9
Taxes on gain on sale of assets(8)	—	—	(1.4)	—
Taxes on loss on forward contract(9)	—	0.9	—	0.9
Taxes on gain on sale of EMEA staffing operations(10)	—	—	(1.2)	—
Tax adjustments on EMEA staffing transaction(11)	—	(7.7)	—	(7.7)
Adjusted income tax expense (benefit)	$(2.1)	$(10.8)	$5.5	$(8.3)

	Fourth Quarter		December Year to Date
	2024	2023	2024	2023
Net earnings (loss)	$(31.8)	$11.4	$(0.6)	$36.4
Goodwill impairment charge, net of taxes(1)	54.4	—	54.4	—
Asset impairment charge, net of taxes(2)	6.0	—	10.1	1.8
Integration costs, net of taxes(3)	2.9	—	7.4	$—
Executive transition costs, net of taxes(4)	1.7	—	1.7	$—
Gain on equity securities, net of taxes(5)	(3.0)	—	(3.0)	—
Transaction (adjustments) costs, net of taxes(6)	(0.9)	6.4	14.2	6.4
Restructuring, net of taxes(7)	(0.2)	5.9	4.6	26.6
Gain on sale of assets, net of taxes(8)	—	—	(4.0)	—
(Gain) loss on forward contract, net of taxes(9)	—	2.7	(1.2)	2.7
Gain on sale of EMEA staffing operations, net of taxes(10)	—	—	(0.4)	—
Tax adjustments on EMEA staffing transaction(11)	—	7.7	—	7.7
Adjusted net earnings	$29.1	$34.1	$83.2	$81.6

	Fourth Quarter		December Year to Date
	2024	2023	2024	2023
	Per Share		Per Share
Net earnings (loss)	$(0.90)	$0.31	$(0.02)	$0.98
Goodwill impairment charge, net of taxes(1)	1.53	—	1.53	—
Asset impairment charge, net of taxes(2)	0.17	—	0.28	0.05
Integration costs, net of taxes(3)	0.08	—	0.21	—
Executive transition costs, net of taxes(4)	0.05	—	0.05	—
Gain on equity securities, net of taxes(5)	(0.08)	—	(0.08)	—
Transaction (adjustments) costs, net of taxes(6)	(0.02)	0.18	0.40	0.17
Restructuring, net of taxes(7)	(0.01)	0.16	0.13	0.72
Gain on sale of assets, net of taxes(8)	—	—	(0.11)	—
(Gain) loss on forward contract, net of taxes(9)	—	0.07	(0.03)	0.07
Gain on sale of EMEA staffing operations, net of taxes(10)	—	—	(0.01)	—
Tax adjustments on EMEA staffing transaction(11)	—	0.21	—	0.21
Adjusted net earnings	$0.82	$0.93	$2.34	$2.20
Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

Adjusted EBITDA:
	Fourth Quarter		December Year to Date
	2024	2023	2024	2023
Net earnings (loss)	$(31.8)	$11.4	$(0.6)	$36.4
Other (income) expense, net	2.2	(1.2)	3.3	(4.2)
Income tax expense (benefit)	(23.8)	(6.5)	(21.3)	(11.5)
Depreciation and amortization	14.3	10.4	51.5	40.1
Goodwill impairment charge(1)	72.8	—	72.8	—
Asset impairment charge(2)	8.0	—	13.5	2.4
Integration costs(3)	3.9	—	10.0	—
Executive transition costs(4)	2.3	—	2.3	—
Gain on equity securities(5)	(3.8)	—	(3.8)	—
Transaction (adjustments) costs(6)	(0.3)	6.9	17.9	6.9
Restructuring(7)	(0.3)	7.9	6.1	35.5
Gain on sale of assets(8)	—	—	(5.4)	—
Gain on sale of EMEA staffing operations(10)	—	—	(1.6)	—
(Gain) loss on forward contract(9)	—	3.6	(1.2)	3.6
Other, net	—	—	—	0.2
Adjusted EBITDA	$43.5	$32.5	$143.5	$109.4
Adjusted EBITDA margin	3.7%	2.6%	3.3%	2.3%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

Business Unit Adjusted EBITDA:	Fourth Quarter 2024
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$11.7	$(50.7)	$16.4	$2.2	$—
Goodwill impairment charge(1)	—	72.8	—	—	—
Integration costs(3)	—	0.2	—	—	—
Restructuring(7)	(0.1)	—	—	(0.1)	—
Adjusted EBITDA	$11.6	$22.3	$16.4	$2.1	$—
Adjusted EBITDA margin	3.0%	5.6%	5.7%	1.7%	—%

	Fourth Quarter 2023
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$8.3	$17.9	$14.1	$0.6	$(2.6)
Transaction costs(6)	—	0.4	—	—	2.7
Restructuring(7)	(0.6)	—	—	0.7	—
Adjusted EBITDA	$7.7	$18.3	$14.1	$1.3	$0.1
Adjusted EBITDA margin	2.1%	6.4%	5.5%	1.1%	—%

	December Year-to-Date 2024
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$34.7	$17.0	$43.9	$5.7	$—
Goodwill impairment charge(1)	—	72.8	—	—	—
Restructuring(7)	0.3	0.3	—	0.4	—
Integration costs(3)	—	0.2	—	—	—
Adjusted EBITDA	$35.0	$90.3	$43.9	$6.1	$—
Adjusted EBITDA margin	2.4%	6.3%	4.5%	1.3%	—%

	December Year-to-Date 2023
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$16.0	$75.0	$36.3	$2.2	$(1.9)
Transaction costs(6)	—	0.4	—	—	2.7
Asset impairment charge(2)	0.3	0.1	—	2.0	—
Restructuring(7)	6.7	1.2	1.0	3.0	0.6
Adjusted EBITDA	$23.0	$76.7	$37.3	$7.2	$1.4
Adjusted EBITDA margin	1.5%	6.4%	4.4%	1.6%	0.2%

	December Year to Date
Free Cash Flow:	2024	2023
Net cash from operating activities	$26.9	$76.7
Capital expenditures	(11.1)	(15.3)
Free Cash Flow	$15.8	$61.4

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2024 goodwill impairment charge, the 2024 asset impairment charges, the 2024 integration costs, the 2024 executive transition costs, the 2024 gain on equity securities, the 2024 transaction costs, the 2024 restructuring charges, the 2024 gain on sale of assets, the 2024 gain on forward contract, the 2024 gain on the sale of our EMEA staffing operations, the 2023 restructuring charges, the 2023 transaction costs, the 2023 loss on forward contract, the 2023 asset impairment charge and the 2023 tax adjustments related to the sale of our EMEA staffing operations are useful to understand the Company's fiscal 2024 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (Adjusted EBITDA divided by revenue from services) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) Goodwill impairment charge in 2024 is driven by changes in market conditions and the result of the Company's annual impairment test related to Softworld.

(2) Asset impairment charge in 2024 for certain right-of-use assets related to our leased headquarters facility reflects adjustments to how we are utilizing the building as part of our ongoing transformation efforts. Asset impairment charge in 2023 represents the impairment of right-of-use assets related to an unoccupied existing office space lease.

(3) Integration costs in 2024 reflect various initiatives aimed at both integrating the MRP acquisition and further aligning processes and technology across the Company.

(4) Executive transition costs represent non-recurring expenses associated with our CFO transition in the fourth quarter of 2024.

(5) Gain on equity securities includes a $0.6 million realized gain from the partial sale of our securities and a $3.2 million unrealized gain from the mark-to-market adjustment on our remaining shares in 2024.

(6) Transaction costs in 2024 includes employee termination costs and transition costs related to the sale of the EMEA staffing operations, costs and adjustments related to the acquisition of MRP and an adjustment to the indemnification related to our former Brazil operations. Costs related to the sale of the EMEA staffing operations were $3.1 million in the fourth quarter of 2024 and $12.0 million for the year ended 2024. Transaction adjustments related to the acquisitions of MRP and CTC were a gain of $2.7 million in the fourth quarter of 2024 reflecting a $3.4 million write-off of the MRP earnout liability, net of transaction costs of $0.7 million. Transaction costs related to the acquisitions were $6.6 million for the year ended 2024, net of the $3.4 million earnout liability write-off. In the fourth quarter of 2024, there was a $0.7 million reduction in the indemnification liability related to the sale of our Brazil operations in 2020. Transaction costs in 2023, which included employee termination costs, were related to the 2024 sale of the EMEA staffing operations.

(7) Restructuring charges in the first six months of 2024 represent a continuation of the comprehensive transformation initiative that started in the second quarter of 2023 to further streamline the Company's operating model to enhance organizational efficiency and effectiveness. There was a $0.3 million adjustment to the restructuring charges in the fourth quarter of 2024 and the restructuring charges for the year ended 2024 include $3.0 million of severance and $3.1 million of costs to execute the transformation. Restructuring charges in 2023 relate to a comprehensive transformation initiative that includes actions that will further streamline the Company's operating model to enhance organizational efficiency and effectiveness. These restructuring charges include $17.7 million of costs to execute the transformation, $11.6 million of severance, and $0.5 million of lease termination expenses. Additionally, restructuring charges of $5.7 million in the first quarter of 2023 represent $4.6 million of severance costs and $1.1 million of lease and other terminations as a result of management undertaking actions to further our cost management efforts in response to the current demand levels and reflects a repositioning of our P&I staffing business to better capitalize on opportunities in local markets.

(8) Gain on sale of assets represents the sale of Ayers Group in the second quarter of 2024.

(9) Gain on forward contract in 2024 represents the settlement of the foreign currency forward contract in January 2024 relating to the sale of our EMEA staffing operations. Loss on forward contract in 2023 represents the unrealized mark-to-market losses on the foreign currency forward contract the Company entered into in the fourth quarter of 2023 to mitigate the exchange rate risk associated with the future cash proceeds for the sale of the EMEA staffing operations.

(10) Gain on sale of EMEA staffing operations represents the gain as a result of the sale in January 2024.

(11) Tax adjustments in 2023, related to the January 2024 sale of the EMEA staffing operations, include a $19.1 million valuation allowance related to deferred tax assets in the U.K., a $15.0 million tax benefit for the outside basis difference on the sale of the EMEA staffing operations, and a $3.6 million tax expense adjustment for the tax impact of legal entity restructuring of European subsidiaries.